Exhibit 99.1

ViewRay Reports First Quarter 2020 Results

CLEVELAND, April 30, 2020 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights:

•

Total revenue of $14.3 million, primarily from three revenue units including one system upgrade, compared to $20.3 million, primarily from four revenue units including one system upgrade, in the first quarter of 2019.

•	Received four new orders for MRIdian systems totaling $22.6 million, compared to seven new orders totaling $42.8 million in the first quarter of 2019.
•	Total backlog was $230.8 million as of March 31, 2020, compared to $237.5 million as of March 31, 2019.
•	Cash and cash equivalents were $190.2 million as of March 31, 2020.
•	The Company is withdrawing its 2020 guidance, provided on March 12, 2020, as the full impact of COVID-19 remains unknown.
•	The Company announced Zach Stassen as Chief Financial Officer.

“As we manage in this challenging environment, we are focused on what we can control.  Value creation lies in driving our clinical, innovation and commercial pipeline while enhancing efforts to conserve capital,” said Scott Drake, President and CEO.  “On another important note, we are excited to welcome Zach Stassen as our Chief Financial Officer.  Zach has an excellent track record as an operator and CFO in the medical technology space. I’d like to thank our Interim-CFO, Brian Knaley, for his work to drive the business forward over the last several quarters.”

First Quarter 2020 Financial Results:

Total revenue for the three months ended March 31, 2020 was $14.3 million compared to $20.3 million for the same period last year.

Total cost of revenue for the three months ended March 31, 2020 was $16.4 million compared to $25.6 million for the same period last year. Total cost of revenue in the first quarter of 2019 was impacted by approximately $7.0 million of charges, primarily driven by higher than anticipated installation costs related to historical upgrade commitments.

Total gross profit (loss) for the three months ended March 31, 2020 was $(2.1) million, compared to $(5.4) million for the same period last year.

Total operating expenses for the three months ended March 31, 2020 were $27.9 million, compared to $25.0 million for the same period last year.

Net loss for the three months ended March 31, 2020 was $27.5 million, or $0.19 per share, compared to $33.4 million, or $0.34 per share, for the same period last year.

ViewRay had total cash and cash equivalents of $190.2 million at March 31, 2020.

Financial Guidance

Given the existing uncertainty related to COVID-19 globally, the Company is withdrawing 2020 guidance, issued on March 12, 2020, as the full impact of coronavirus remains unknown.

Conference Call and Webcast

ViewRay will hold a conference call to discuss results on Thursday, April 30, 2020 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 8982097. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay's corporate website, www.viewray.com, for 14 days following the call. In addition, a telephonic replay of the call will be available until May 7, 2020. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 8982097.

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay's financial guidance for the full year 2020 and ViewRay's conference calls to discuss its first quarter 2020 results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our businesses on demand, operations and our global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Reports on Form 10-Q, as updated periodically with the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Revenue:
Product	$11,470	$18,874
Service	2,661	1,291
Distribution rights	119	119
Total revenue	14,250	20,284
Cost of revenue:
Product	13,129	22,033
Service	3,228	3,615
Total cost of revenue	16,357	25,648
Gross margin	(2,107)	(5,364)
Operating expenses:
Research and development	6,337	5,031
Selling and marketing	5,823	4,885
General and administrative	15,788	15,109
Total operating expenses	27,948	25,025
Loss from operations	(30,055)	(30,389)
Interest income	695	220
Interest expense	(1,038)	(759)
Other income (expense), net	2,866	(2,433)
Loss before provision for income taxes	$(27,532)	$(33,361)
Provision for income taxes	—	—
Net loss and comprehensive loss	$(27,532)	$(33,361)
Net loss per share, basic and diluted	$(0.19)	$(0.34)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	147,457,116	96,741,309

VIEWRAY, INC.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$190,208	$226,783
Accounts receivable	21,490	16,817
Inventory	55,031	55,031
Deposits on purchased inventory	4,235	6,457
Deferred cost of revenue	3,554	3,466
Prepaid expenses and other current assets	5,849	3,310
Total current assets	280,367	311,864
Property and equipment, net	23,570	23,399
Restricted cash	1,860	1,404
Intangible assets, net	54	55
Right-of-use assets	11,175	11,720
Other assets	1,717	1,577
TOTAL ASSETS	$318,743	$350,019
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,232	$13,739
Accrued liabilities	16,310	21,390
Customer deposits	16,307	9,662
Operating lease liability, current	2,332	2,264
Current portion of long-term debt	6,222	1,556
Deferred revenue, current	9,861	10,457
Total current liabilities	58,264	59,068
Deferred revenue, net of current portion	3,193	3,553
Long-term debt	49,375	53,995
Warrant liabilities	2,504	5,373
Operating lease liability, noncurrent	9,865	10,479
Other long-term liabilities	1,528	1,377
TOTAL LIABILITIES	124,729	133,845
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at March 31, 2020 and December 31, 2019; no shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at March 31, 2020 and December 31, 2019; 147,396,985 and 147,191,695 shares issued and outstanding at March 31, 2020 and December 31, 2019	1,464	1,462
Additional paid-in capital	739,258	733,888
Accumulated deficit	(546,708)	(519,176)
TOTAL STOCKHOLDERS’ EQUITY	194,014	216,174
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$318,743	$350,019

Contact:

Investor Relations:

Michaella Gallina

Vice President, Chief of Staff, Head of Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Vice President, Strategy and Brand

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com